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                                                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
MacDermid, Incorporated:

         We consent to the incorporation by reference in the Registration Statement (No. 333-102177) on Form S-3, Amendment No. 1, and related Prospectus of MacDermid, Incorporated of our report dated February 4, 2002, relating to the consolidated balance sheets of MacDermid, Incorporated and subsidiaries as of December 31, 2001 and March 31, 2001, and the related consolidated statements of earnings, comprehensive income, cash flows and changes in shareholders' equity for the nine months ended December 31, 2001 and for each of the years in the two-year period ended March 31, 2001, which report is incorporated by reference in the December 31, 2001 transition report on Form 10-K of MacDermid, Incorporated, and to the reference to our firm under the caption "Experts" in such Registration Statement and Prospectus.


/s/KPMG LLP
KPMG LLP
Hartford, Connecticut
February 6, 2003